Exhibit 99.1

Starton Therapeutics Inc. and Healthwell Acquisition Corp. I to Combine and Create Publicly Traded Leader in Proprietary Continuous Delivery Technology for Cancer Treatments

Starton’s strategic platform focuses on developing proprietary continuous delivery technology to achieve transformative patient outcomes and decrease costs in the healthcare system

Combined company will have an estimated post-transaction enterprise value of $339 million and equity value of $374 million, assuming a share price at closing of $10.15

$50 million in targeted net proceeds from the transaction, consisting of cash held in trust and expected PIPE capital raise, to fund required capital for future clinical trials

Following completion of the business combination, which is anticipated during the second half of 2023, shares of Starton are expected to trade on the Nasdaq

Paramus, NJ and Winnetka, IL – Starton Therapeutics, Inc. (“Starton” or “the Company”), a clinical-stage biotechnology company focused on transforming standard-of-care therapies with proprietary continuous delivery technology, and Healthwell Acquisition Corp. I (Nasdaq: HWEL) (“Healthwell”), a special purpose acquisition company, today announced that they have entered into a definitive business combination agreement (the “Business Combination Agreement”) pursuant to which, among other things, HWEL Holdings Corp., a newly formed wholly-owned subsidiary of Healthwell (“Pubco”), has agreed to acquire Starton and become a publicly traded company (the “Transaction”). Upon the closing of the Transaction, which is expected to occur during the second half of 2023, Pubco will be renamed Starton Holdings Corp., and each share of common stock and warrant of Healthwell will be exchanged, on a one-for-one basis, for shares of common stock and warrants of Pubco. After the consummation of the Transaction, the common stock and warrants of Pubco are expected to be listed on the Nasdaq and Starton and Healthwell will each become wholly-owned subsidiaries of Pubco.

Starton is transforming standard-of-care therapies with proprietary continuous delivery technology that can increase the efficacy of approved drugs, make them more tolerable and expand their potential use. The Company’s technology has two programs in the clinic and three pre-clinical programs. STAR-LLD, its lead program, targets multiple myeloma (“MM”) and chronic lymphocytic leukemia (“CLL”), and other hematologic cancers whose treatments expand and improve on the current uses of lenalidomide in both efficacy and tolerability. Lenalidomide can reduce the quality of life for patients, leading to dose reductions and discontinuation. Starton’s technology aims to provide continuous delivery treatment so cancer patients can live better, longer.

Starton’s established leadership team, led by Chairman, Chief Executive Officer and Co-Founder Pedro Lichtinger, is supported by renowned scientific committee members, including Mohamad Hussein, MD, who practiced at the Cleveland Clinic Foundation for two decades and is former VP, Global Multiple Myeloma Franchise at Celgene and current Professor of Medicine and Oncology at the University of South Florida; Kenneth Anderson, MD, Kraft Family Professor of Medicine at Harvard Medical School and Director of the LeBow Institute for Myeloma Therapeutics and Jerome Lipper Multiple Myeloma Center at Dana-Farber Cancer Institute; and Asher Chanan-Khan, MD, Professor of Medicine and former Co-Chairman, Hematologic Malignancies Program, Mayo Clinic Cancer Center.

“MM and CLL are the most common blood cancers in the U.S. and are rarely curable. While treatments extend survival for an average of three to 10 years, deteriorating quality of life remains a challenge due to drug-related side effects. At Starton, we are developing an approach that minimizes the serious side effects patients experience by unlocking the full potential of approved drugs,” said Lichtinger. “Our combination with Healthwell will enable us to extend our runway and expedite the development of therapies using our proprietary continuous delivery technology to meaningfully improve patient outcomes. We look forward to working with the Healthwell team, who will add substantial value to the future of our company.”

“We are pleased to combine with Starton, whose innovations not only transform lives, but also drive costs out of the healthcare system,” said Alyssa Rapp, CEO of Healthwell. “Starton’s experienced leadership team and impressive group of scientific advisors give the Company a competitive edge. We’re confident that Pedro’s track record of sophistication and deep expertise in drug development will help the Company achieve its goals. At Healthwell, we look forward to supporting the Company with an expansive network, operational expertise and public market experience to help accelerate its timeline and ability to deliver value for patients, partners and shareholders.”

Dr. Hussein added, “We are excited to continue advancing the work that the entire Starton team has undertaken to improve the use of lenalidomide in MM and CLL for the benefit of patients through its continuous delivery technology. The combination with Healthwell will significantly accelerate Starton’s priorities and allow the Company to conduct programs in parallel to unlock value in multiple indications so as to deliver the transformative potential of its strategic platform to drive significant improvements to the treatment of cancer.”

Proceeds from the business combination are expected to be used, among other things, to support Starton’s research and clinical development programs, including:

●	STAR-LLD in MM is in development for new MM indications in intolerant patients and achievement of superiority versus oral lenalidomide in maintenance treatment of MM. The STAR-LLD delivery system is expected to expand use following discontinuations, dose reductions and treatment by reducing area under the curve (AUC) by more than 50% and a 90% lower CMax. STAR-LLD is in development in two continuous delivery systems: subcutaneous and transdermal.

●	STAR-LLD in CLL is being developed in multiple indications to establish the only immunomodulatory drug (IMiD) approved for CLL. STAR-LLD is in development in two continuous delivery systems: subcutaneous and transdermal.

●	STAR-OLZ in chemotherapy-induced nausea and vomiting (CINV) is a 5-day transdermal patch in development for CINV and will be the first product to be evaluated for total control, becoming the first product with a no-nausea primary indication.

Investment Highlights

●	Enhanced proprietary delivery system leveraging proven continuous delivery technology across a wide range of indications.

●	Blockbuster potential with a groundbreaking approach to treating multiple myeloma and other hematological malignancies.

●	Superior PK/PD (pharmacokinetic/pharmacodynamic) profile versus the current standard-of-care, leading to improved drug tolerability and superior patient outcomes.

●	Significant opportunity to expand the total addressable market by capturing Revlimid intolerant patients.

●	De-risked opportunity by leveraging FDA-approved blockbuster products with proven active ingredients.

●	Strong cadence of upcoming catalysts with defined pathway into clinic and a clear path forward to potential approval.

●	Substantial expansion opportunities with the potential to leverage the existing technology in other approved blockbuster molecules.

Key Transaction Terms

Pursuant to the Business Combination Agreement, Pubco will acquire Starton for aggregate base consideration of $260 million, including $20 million of incentive shares provided to potential PIPE investors, subject to adjustments for debt (net of cash) and certain other adjustments, which consideration shall be payable in shares of Pubco common stock, or shares of a newly created Canadian subsidiary of Pubco (“Exchangeable Shares”) that will be issued to certain eligible holders on a tax-deferred basis and which will be exchangeable, on a one-for-one basis into shares of Pubco, with each share valued at the price at which Healthwell redeems its public stockholders at the business combination. Under the Business Combination Agreement, Pubco will also assume all of the outstanding stock options of Starton. In addition, all of the issued and outstanding common stock and warrants of Healthwell will be exchanged for substantially equivalent shares of common stock and warrants of Pubco.

In addition to the base consideration, existing Starton shareholders will have the right to receive contingent earnout consideration in the form of up to 25 million shares of Pubco common stock or Exchangeable Shares, as applicable, payable in three tranches of at least 8.3 million shares, with a tranche earned upon the post-closing Pubco stock price reaching at least $12 for 20 trading days, $14 for 20 trading days or upon achievement of a first clinical milestone (completion of Phase 1b for multiple myeloma), and the Pubco stock price reaching at least $16 for 20 trading days or upon achievement of the successful completion of an FDA required bridging study in healthy volunteers that proves bio-equivalence between the ambulatory subcutaneous pump and either a transdermal patch or an on body subcutaneous pump.

Assuming a HWEL share price of $10.15 and redemptions of 86% of HWEL’s publicly held shares, Starton is expected to have a pro forma enterprise value of $339 million and equity value of $374 million.

HWEL currently has approximately $250 million held in short term U.S. Treasuries in a trust account at JPMorgan Chase Trust. The transaction is expected to bring gross cash proceeds of $50 million, including $35 million in cash expected to be held in trust (assuming 86% redemptions), and $15 million in an anticipated private investment in public equity (PIPE) capital raise.

The Transaction is expected to close in the second half of 2023 and is subject to shareholder approval (as described below), as well as other customary conditions, including receipt of the approval of the British Columbia Court and certain regulatory approvals.

Board and Shareholder Approval

The Business Combination Agreement was approved by the board of directors of each of Starton and the Purchaser, and each recommends that its respective shareholders approve the Transactions. Each of the directors and officers, as well as certain of the shareholders of Starton and the Purchaser have agreed to vote the shares held by them in favor of the Transaction pursuant to voting support agreements, subject to customary exceptions. The shares represented by the parties to the voting support agreements represent approximately 46% of the votes of all of the shares of Starton and approximately 20% of the votes of all of the shares of the Purchaser.

Shareholders of Starton and the Purchaser will be asked to approve the Transaction at meetings of Starton and the Purchaser, expected to be held in the second half of 2023. In connection with such meetings, Starton and the Purchaser will prepare, file and mail proxy statements that will include details regarding the Transaction and the approvals required.

Advisors

SPAC Advisory Partners LLC, a division of Kingswood Capital Partners, is serving as exclusive financial advisor and Fox Rothschild and Dentons Canada LLP are acting as legal counsel to Starton. Jefferies LLC is serving as capital markets advisor to Healthwell and is being represented by Kirkland & Ellis LLP. Ellenoff Grossman & Schole LLP and Peterson McVicar LLP are serving as legal counsel to Healthwell.

Management Presentation

The management teams of Starton and Healthwell will host an investor call on April 27, 2023 at 8:00 am ET to discuss the proposed business combination and review an investor presentation. The webcast can be accessed by visiting: https://events.q4inc.com/attendee/949775212. A replay will be available.

For materials and information, visit https://www.startontx.com/ for Starton and https://healthwellspac.com/ for Healthwell. Healthwell will also file the presentation with the SEC as an exhibit to a Current Report on Form 8-K, which can be viewed on the SEC’s website at www.sec.gov.

About Starton Therapeutics

Starton is a clinical-stage biotechnology company focused on transforming standard-of-care therapies with proprietary continuous delivery technology, so people with cancer can receive continuous treatment to live better, longer. To learn more, visit startontx.com.

About Healthwell

Healthwell is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.

Additional Information and Where to Find It

In connection with the proposed transaction (the “Proposed Transaction”), a newly formed parent company (“Pubco”) intends to file a registration statement on Form S-4 (as may be amended or supplemented from time to time, the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”), which will include a preliminary proxy statement and a prospectus in connection with the Proposed Transaction. STOCKHOLDERS OF HEALTHWELL ACQUISITION CORP. I (“HEALTHWELL”) ARE ADVISED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT, ANY AMENDMENTS THERETO, THE DEFINITIVE PROXY STATEMENT, THE PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. THIS DOCUMENT WILL NOT CONTAIN ALL THE INFORMATION THAT SHOULD BE CONSIDERED CONCERNING THE PROPOSED TRANSACTION. IT IS ALSO NOT INTENDED TO FORM THE BASIS OF ANY INVESTMENT DECISION OR ANY OTHER DECISION IN RESPECT OF THE PROPOSED TRANSACTION. When available, the definitive proxy statement and other relevant documents will be mailed to the stockholders of Healthwell as of a record date to be established for voting on the Proposed Transaction. Stockholders and other interested persons will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement, the Registration Statement and other documents filed the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s website at www.sec.gov. Healthwell’s stockholders will also be able to obtain a copy of such documents, without charge, by directing a request to: Healthwell Acquisition Corp., 1001 Green Bay Rd, #227 Winnetka, IL 60093; e-mail: healthwell.management@healthwellspac.com.

Forward-Looking Statements

This communication contains forward-looking statements for purposes of the “safe harbor” provisions under the United States Private Securities Litigation Reform Act of 1995. Any statements other than statements of historical fact contained herein are forward-looking statements. Such forward-looking statements include, but are not limited to, expectations, hopes, beliefs, intentions, plans, prospects, financial results or strategies regarding Starton Therapeutics, Inc. (“Starton”) and the Proposed Transaction and the future held by the respective management teams of Healthwell or Starton, the anticipated benefits and the anticipated timing of the Proposed Transaction, future financial condition and performance of Starton and expected financial impacts of the Proposed Transaction (including future revenue, pro forma enterprise value and cash balance), the satisfaction of closing conditions to the Proposed Transaction, financing transactions, if any, related to the Proposed Transaction, the level of redemptions of Healthwell’s public stockholders and the products and markets and expected future performance and market opportunities of Starton. These forward-looking statements generally are identified by the words “anticipate,” “believe,” “could,” “expect,” “estimate,” “future,” “intend,” “may,” “might,” “strategy,” “opportunity,” “plan,” “project,” “possible,” “potential,” “project,” “predict,” “scales,” “representative of,” “valuation,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including, without limitation: (i) the risk that the Proposed Transaction may not be completed in a timely manner or at all, which may adversely affect the price of Healthwell’s securities; (ii) the risk that the Proposed Transaction may not be completed by Healthwell’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by Healthwell; (iii) the failure to satisfy the conditions to the consummation of the Proposed Transaction, including, among others, the condition that Healthwell has cash or cash equivalents of at least $15 million, and the requirement that the definitive agreement related to the Proposed Transaction (the “Merger Agreement”) and the transactions contemplated thereby be approved by the stockholders of each of Healthwell and Starton; (iv) the failure to obtain any applicable regulatory approvals required to consummate the Proposed Transaction; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (vi) the effect of the announcement or pendency of the Proposed Transaction on Starton’s business relationships, operating results, and business generally; (vii) risks that the Proposed Transaction disrupts current plans and operations of Starton; (viii) the risk that Pubco may not be able to raise funds in a PIPE financing or may not be able to raise as much as anticipated; (ix) the outcome of any legal proceedings that may be instituted against Starton or Healthwell related to the Merger Agreement or the Proposed Transaction; (x) the ability to maintain the listing of Healthwell’s securities on a national securities exchange or failure of Pubco to meet initial listing standards in connection with the consummation of the Proposed Transaction; (xi) uncertainty regarding outcomes of Starton’s ongoing clinical trials, particularly as they relate to regulatory review and potential approval for its product candidates; (xii) risks associated with Starton’s efforts to commercialize a product candidate; (xiii) Starton’s ability to negotiate and enter into definitive agreements for supply, sales, marketing, and/or distribution on favorable terms, if at all; (xiv) the impact of competing product candidates on Starton’s business; (xv) intellectual property-related claims; and (xvi) Starton’s ability to attract and retain qualified personnel; and (xvii) Starton’s ability to continue to source the raw materials for its product candidates.

Prior Disclosures

Starton is aware that its CEO appeared on the television program “Unicorn Hunters” on June 7, 2021. During that appearance, the CEO made a number of representations as to Starton’s approach to reformulating drug products to improve efficacy, tolerability and patients’ quality of life. As part of these representations, the CEO raised the specific example of Starton’s investigational reformulation of Revlimid™. While Starton believes in the value of its product, it understands that any clinical superiority claims cannot be made absent specific findings from rigorous clinical studies which Starton has not undertaken. The CEO’s comments on the television program were not intended to suggest Starton has conducted such studies; Starton does not have data to support these specific representations and disclaims any representations or purported representations by its CEO which either stated or implied the contrary.

Trademarks and Tradenames

This communication includes trademarks of Starton, which are protected under applicable intellectual property laws and are the property of Starton or its subsidiaries. This communication also includes other trademarks, trade names and service marks that are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies

Participants In the Solicitation

Healthwell, Starton, Pubco and their respective directors and executive officers may be deemed participants in the solicitation of proxies of Healthwell’s stockholders in connection with the Proposed Transaction. Healthwell’s stockholders and other interested persons may obtain more detailed information regarding the names, affiliations, and interests of certain of Healthwell executive officers and directors in the solicitation by reading Healthwell’s final prospectus filed with the SEC on August 4, 2021 in connection with Healthwell’s IPO, Healthwell’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 3, 2023 and Healthwell’s other filings with the SEC. A list of the names of such directors and executive officers and information regarding their interests in the Proposed Transaction, which may, in some cases, be different from those of stockholders generally, will be set forth in the Registration Statement relating to the Proposed Transaction when it becomes available. These documents can be obtained free of charge from the source indicated above.

No Offer or Solicitation

This communication shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Proposed Transaction. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Contacts

Healthwell

HealthwellSPAC@edelman.com

Starton Therapeutics

Investors@startontx.com

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